[Exhibit 99.1]


                         [ITT Letterhead]


DATE:       November 12, 1997
CONTACTS:   Jim Gallagher               George Sard/David Reno
TELEPHONE:  212-258-1261                Sard Verbinnen & Co.
                                        212-687-8080

                                        FOR IMMEDIATE RELEASE


     ITT SIGNS REVISED MERGER AGREEMENT WITH STARWOOD LODGING


     NEW YORK, November 12, 1997 -- ITT Corporation (NYSE:ITT) announced today that the ITT Board of Directors, based on the unanimous recommendation of the Special Committee of the Board, unanimously approved a revised merger agreement with Starwood Lodging.

     The revised merger agreement provides for ITT shareholders to receive Starwood's $85.00 per share offer, which is expected to close no later than January 31, 1998.

                              - ITT -